UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 2, 2024

Date of Report (Date of earliest event reported)

DELEK LOGISTICS PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35721	45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)

(615) 771-6701

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interests	DKL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 2, 2024, Delek Logistics Partners, LP (the “Partnership”) entered into a Purchase and Sale Agreement with H2O Midstream Holdings, LLC (the “Seller”) to purchase 100% of the limited liability company interests in H2O Midstream Intermediate, LLC, H2O Midstream Permian LLC, and H2O Midstream LLC (the “Purchased Interests”), related to Seller’s water disposal and recycling operations in the Permian Basin in Texas (the “Purchase Agreement”).

The purchase price for the Purchased Interests is $230 million, subject to customary closing adjustments, which is to be paid in a combination of cash and preferred equity interests of the Partnership. The Partnership paid a deposit under the Purchase Agreement of approximately $23 million. The deposit may be retained by the Seller upon certain termination events described in the Purchase Agreement. At closing, the deposit will be applied to the purchase price to be paid under the Purchase Agreement.

The transactions contemplated by the Purchase Agreement are expected to close by the end of 2024. The closing is subject to customary closing conditions set forth in the Purchase Agreement, including regulatory approvals. The Purchase Agreement also contains representations and warranties of the parties, indemnification obligations, termination rights, and other covenants and agreements.

The foregoing description is a summary and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

Effective August 6, 2024, senior management of the general partner of the Partnership will begin using the materials included in Exhibit 99.1 to this report (the “Investor Presentation”) in connection with presentations to existing and prospective investors. The Investor Presentation is incorporated into this Item 7.01 by this reference and will also be available on the Partnership’s website at www.deleklogistics.com.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

2.1	Purchase and Sale Agreement, dated as of August 2, 2024, by and between H2O Midstream Holdings, LLC and Delek Logistics Partners, LP.

99.1	Investor Presentation materials to be used beginning August 6, 2024

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2024	DELEK LOGISTICS PARTNERS, LP
	By:	Delek Logistics GP, LLC
Its general partner

/s/ Reuven Spiegel
	Name:	Reuven Spiegel
	Title:	Executive Vice President and Chief Financial Offier